U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PAPREZZA HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5812	20-1244301
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

8 Mohansic Road, Henderson Nevada	89052
(Name and address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: 702-271-7246
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	3,275,000 shares	$0.01	$32,750	$4.15

---------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) This price was arbitrarily determined by Paprezza Holdings, Inc.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated January 26, 2006

PROSPECTUS
PAPREZZA HOLDINGS, INC.
3,275,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Paprezza Holdings, Inc. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.01 per share. This offering will expire unless extended by the board of directors on December 31, 2006. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$32,750	None	$32,750

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 6-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: January 26, 2006

Page
Summary	4
Risk Factors	6
If we do not obtain additional financing, our business will fail	6
Because we have a limited history, you will have limited information upon which to base your investment decision	6
Because we are a development stage company, our business has a high risk of failure	6
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company	7
Because our operations are not diversified, our business may be adversely affected resulting in a loss of business if the consumer preferences change	7
Due to the geographic concentration of operations in Las Vegas, Nevada, our business may be negatively affected	7
If we fail to successfully implement our growth strategy, which includes opening new stores, our ability to increase our revenues and operating profits could be adversely affected	7
Because there is intense competition in the pizza restaurant industry, our business and results of operations could be adversely affected if we are not able to compete effectively	8
Health concerns or negative publicity to our restaurants or food products could affect consumer preferences and could negatively impact our results of operations	8
James Pieprzyca is currently our only employee and if we are unable to hire and retain key personnel, we may not be able to implement our business plan	8
Because following this offering one of our shareholders will retain approximately 75.3% of our outstanding common stock, investors may find that the corporate decisions influenced by this shareholder is inconsistent with the best interests of other shareholders	9
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced	9
If a market for our common stock does not develop, shareholders may be unable to sell their shares	9
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	10
Use of Proceeds	10
Determination of Offering Price	10
Dilution	10
Selling Shareholders	11
Plan of Distribution	15
Legal Proceedings	16
Directors, Executive Officers, Promoters and Control Persons	16

Summary

Paprezza Holdings, Inc.

We were incorporated on June 15, 2004, under the laws of the state of Nevada for the purpose of establishing and franchising a quality pizza carryout and delivery restaurant. Our principal offices are located at 8 Mohansic Road, Las Vegas, Nevada 89052. Our Phone number is 702-271-7246. James Pieprzyca is our president, CEO, CFO, treasurer, secretary, and sole director.

On March 15, 2005, we entered into a stock purchase agreement and acquired all of the issued and outstanding shares of Papreza’s International Inc. (“International”), a Nevada corporation, in exchange for 5,000,000 shares of our common stock.

Our business model is focused on establishing a pizza restaurant and franchising this restaurant under the name “Jimmy Z Pizza.” This restaurant model we are seeking to establish includes a carryout and delivery-oriented store design with low capital requirements and a focused menu of pizza and complementary side items. Our earnings will be driven almost exclusively from franchisee fees based upon a combination of revenue generated at our franchise stores and fees paid for granting a franchise. We currently have not opened our pizza restaurant or established any franchises.

Our marketing plan is built around building name recognition for the Jimmy Z Pizza brand and attracting franchisees that can successfully operate a franchise store.

Since we are in the early stages of our business plan, we have not yet earned any revenues from our planned operations. As of September 30, 2005, we had $181 cash on hand and liabilities in the amount of $57,026. Accordingly, we had a working capital deficit of $56,845 as of September 30, 2005. Since our inception through September 30, 2005, we have incurred a net loss of $99,595. We attribute our net loss to having no revenues to offset our expenses from the general and administrative fees related to the creation and operation of our business. We do not have sufficient funds to fully execute our business plan over the next twelve months. Accordingly, we require additional financing over the next twelve months.

We have incurred cumulative net losses in the amount of $99,595 since our inception. Our ability to raise additional financing is unknown. The obtainment of additional financing and its transition, ultimately, to the attainment of profitable operations is necessary for us to continue operations. The ability to successfully resolve these factors raises substantial doubt about our ability to continue as a going concern. The audit report of our auditor raised substantial doubt as to our continuance as a going concern.

The Offering

Securities Being Offered	Up to 3,275,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.01 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issues and to be Issued
13,275,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	June 30, 2005 (audited)	September 30, 2005 (unaudited)
Cash Total Assets Liabilities Total Stockholder’s Deficit	$ 130 $ 130 $ 55,701 $ (55,571)	$ 181 $ 181 $ 57,026 $ (56,845)
Statement of Loss and Deficit
Revenue Net Loss Since Inception	$ 0 $ 98,321	$ 0 $ 99,595

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

We will require significant funds to attract franchisees to establish restaurant locations. As of September 30, 2005, we had cash in the amount of $181. We estimate that we will require approximately $725,000 for the next twelve months in order to execute our business plan. We may not be able to become sustain our operations or grow our operations in the future without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Because we have a limited history, you will have limited information upon which to base your investment decision.

We were incorporated on June 15, 2004. We have a limited history upon which to base any projection as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will achieve profitable operations or even generate any operating revenues. Potential investors should be aware that there is a substantial risk of failure associated with new business ventures as a result of problems encountered in connection with the commencement of new operations. These include, but are not limited to, securing the requisite permits for operation, unanticipated problems relating to the marketing and sale of a new restaurant in the marketplace, establishing brand recognition in the target market, the entry of new competition and unknown or unexpected additional costs and expenses that may exceed current estimates.

Because we are a development stage company, our business has a high risk of failure.

As noted in our financial statements, we are a development stage company that is currently developing a business. These conditions raise substantial doubt as to our continuance as a going concern. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of our business plan and attain sustainable profitable operations, then our business will fail.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have incurred cumulative net losses of approximately $99,595 since our inception. We have not attained profitable operations and are dependent upon obtaining financing to continue operations. As of September 30, 2005, we had cash in the amount of $181. We have forecasted expenditures of $725,000 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $725,000 to pursue our business plan for the next twelve months. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our operations are not diversified, our business may be adversely affected resulting in a loss of business if the consumer preferences change.

We currently intend to establish and franchise a carryout and delivery-orientated pizza restaurant. As a result, changes in consumer preferences, including changes in consumer preferences away from restaurants of the type we operate, may have a disproportionate and materially adverse impact on our business, operating results and prospects.

Due to the geographic concentration of operations in Las Vegas, Nevada, our business may be negatively affected.

Our operations are focused in Las Vegas, Nevada. As a result, adverse economic conditions or demographic changes in this area could adversely impact our operations. Our management has experience in operating restaurants in this limited geographic area, but there can be no assurance that we will be successful in any efforts we may make to open franchises in Las Vegas or expand to other geographic areas. Expansion to other geographic areas may require substantially more funds for advertising and marketing since we will not initially have name recognition or word of mouth advertising available to us in other areas. The centralization of our management in Las Vegas, Nevada may be a problem in if interest is generated by prospective franchisees to expand to geographic areas outside of Las Vegas, because we lack experience with local distributors, suppliers and consumer factors and other issues as a result of the distance between our main headquarters and restaurant sites. These factors could impede our growth and this could negatively impact our profitability.

If we fail to successfully implement our growth strategy, which includes attracting franchisees to open new stores, our ability to increase our revenues and operating profits could be adversely affected.

A significant component of our growth strategy is attracting franchisees to open stores. We and our franchisees face many challenges in opening new stores, including, among others:

• Selection and availability of suitable store locations;

• Negotiation of acceptable lease or financing terms;
• Securing required governmental permits and approvals; and
• Employment and training of qualified personnel.

The opening of additional franchise stores also depends, in part, upon the availability of prospective franchisees who meet our criteria. Our failure to add new stores would adversely affect our ability to generate revenues and operating income.

Because there is intense competition in the pizza restaurant industry, our business and results of operations could be adversely affected if we are not able to compete effectively.

The pizza restaurant industry is intensely competitive with respect to price, service quality, location, ambiance and food quality, both within the casual dining segment and in general. As a result, the rate of failure for restaurants is very high, and the business of owning and operating restaurants involves greater risks than for businesses generally. We have many competitors such a Pizza Hut and Domino’s Pizza that have substantially greater financial and other resources and have better name recognition in the Las Vegas market. In addition, a great number of restaurants and other food and beverages service operations compete both directly and indirectly with us in many respects including, among other things, food quality and service, the price-value relationship, and locating qualified franchisees. There is no assurance that we will be able to compete successfully with our competitors.

Health concerns or negative publicity to our restaurants or food products could affect consumer preferences and could negatively impact our results of operations.

Like any other restaurant, consumer preferences could be affected by health concerns or negative publicity concerning food quality, illness and injury generally, such as negative publicity concerning E. coli, “mad cow” or “foot-and-mouth” disease, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. This negative publicity may adversely affect demand for pizza and could result in a decrease in customer traffic to franchise restaurants. A decrease in customer traffic to our franchise restaurants as a result of these health concerns or negative publicity could materially harm our business.

James Pieprzyca is currently our only employee and if we are unable to hire and retain key personnel, we may not be able to implement our business plan.

We depend on the services of our sole officer and director, James Pieprzyca. Our success depends on the decisions made by Mr. Pieprzyca. The loss of the services of Mr. Pieprzyca could have an adverse effect on our business, financial condition and results of operations. There is no assurance that Mr. Pieprzyca will not leave us or compete against us in the future, as we presently have no employment agreement with Mr. Pieprzyca. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. We anticipate hiring employees to assist in administrative functions necessary for our operation as our business grows and franchise restaurant locations are established or acquired. We may also have to seek outside independent professionals to assist us in assessing the merits and risks of any business proposals. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because following this offering one of our shareholders will retain approximately 75.3% of our outstanding common stock, investors may find that the corporate decisions influenced by this shareholder is inconsistent with the best interests of other shareholders.

Mr. Pieprzyca is currently our sole director, officer, and employee and he will continue in this capacity upon completion of this offering. Mr. Pieprzyca owns approximately 75.3% of the outstanding shares of our common stock. Accordingly, he is able to control the operation of our business and make all corporate decisions affecting our business. As a result, corporate decisions influences by this shareholder could differ from the best interests of other stockholders.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,275,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 24.7% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,275,000 shares of common stock offered through this prospectus. The shares include the following:

•
3,275,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and completed on October 24, 2004. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of January 26, 2006, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 13,275,000 shares of common stock outstanding on January 26, 2006.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Autostar, Inc. (1) 6997 S. Hightech Dr. Midvale, UT 84047	100,000	100,000	Nil	Nil
Carl Badamo 10402 Mideason Mist Street Las Vegas, NV 89123	100,000	100,000	Nil	Nil
Joey Ballew 983 Monte De Oro Avenue Elko, NV 89801	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Erin Dobson 10688 Bonnyhill Las Vegas, NV 89141	100,000	100,000	Nil	Nil
Samantha Freeman-Workman 1704 Birch Street Las Vegas, NV 89102	100,000	100,000	Nil	Nil
John Guinivere 2737 Cape Hope Way Las Vegas, NV 89102	100,000	100,000	Nil	Nil
Michael M. Houston 3122 N. Las Vegas Blvd. Las Vegas, NV 89119	100,000	100,000	Nil	Nil
Adrian James 2951 Sienna Heights Henderson, NV 89052	100,000	100,000	Nil	Nil
Carolyne S. Johnson 950 Seven Hills Drive, Apt. #414 Henderson, NV 89052	100,000	100,000	Nil	Nil
John Judge 1350 Horizon Ridge Parkway Apt. #2912 Henderson, NV 89012	100,000	100,000	Nil	Nil
Christopher S. Kordalewski 7813 Del Court Darien, IL 60561	100,000	100,000	Nil	Nil
Michael Lee Krizic 105 Gooseberry Lane Henderson, NV 89074	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Jennifer Kwiatkowski 251 S. Green Valley Parkway #5422 Henderson, NV 89012	100,000	100,000	Nil	Nil
Sarah Levy 105 Gooseberry Lane Henderson, NV 89074	100,000	100,000	Nil	Nil
Sabrina M. Lopiccolo 8700 S. Maryland Parkway #1022 Las Vegas, NV 89123	100,000	100,000	Nil	Nil
Dan Maher 11067 Sospel Place Las Vegas, NV 89141	100,000	100,000	Nil	Nil
Michael McCulough 1935 Davina Street Henderson , NV 89074	100,000	100,000	Nil	Nil
Monterrey Insurance Services (2) 781 N. Nellis Blvd. Las Vegas, NV 89110	100,000	100,000	Nil	Nil
NBD Development (3) 8225 W. Sahara Ave #C Las Vegas, NV 89102	100,000	100,000	Nil	Nil
Aaron Oram 251 S. Green Valley Parkway #5422 Henderson, NV 89012	100,000	100,000	Nil	Nil
Edward Panos 620 Tam O’Shanter Las Vegas, NV 89106	375,000	375,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Nany Pieprzyca 8704 Mathews Street Crown Point, IN 46307	100,000	100,000	Nil	Nil
Thomas J. Pieprzyca 8704 Mathews Street Crown Point, IN 46307	100,000	100,000	Nil	Nil
Kari Romp 10799 Trinity Court Las Vegas, NV 89146	100,000	100,000	Nil	Nil
Frank R. Ruzicka 10326 Midnight Iris Street Las Vegas, NV 89123	100,000	100,000	Nil	Nil
Ricardo Sedano 1478 Greenhedge Street Las Vegas, NV 89110	100,000	100,000	Nil	Nil
David A. Taliaferro 2015 Rainbow View Street Henderson, NV 89012	100,000	100,000	Nil	Nil
Pamela Taliaferro 2015 Rainbow View Street Henderson, NV 89012	100,000	100,000	Nil	Nil
Melissa K. White 631 N. Stephanie Street #472 Henderson, NV 89014	100,000	100,000	Nil	Nil
Adam J. Workman 1704 Birch Street Las Vegas, Nevada 89102	100,000	100,000	Nil	Nil

(1)	John D. Panos is the beneficial owner of the shares held by Autostar, Inc.
(2)	Michael McCullough is the beneficial owner of the shares held by Monterrey Insurance Services
(3)	Kari Romp is the beneficial owner of the shares held by NBD Development

None of the selling shareholders:
•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions;
3. through the writing of options on the common stock;
4. in short sales, or;
5. in any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The selling shareholder may also sell their shares under the Securities and Exchange Commission's Rule 144 provided that they satisfy the conditions set for in the rule. A description of the requirements of Rule 144 is set forth under the subheading “Rule 144 Shares” on page 27 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of January 26, 2006 are as follows:

Director:

Name of Director  Age
James Pieprzyca   31

Executive Officers:

Name of Officer  Age  Office
James Pieprzyca   31   President, Chief Executive Officer,
Chief Financial Officer, Treasurer, & Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director.

James Pieprzyca. From February 1996 to March 2001, Mr. Pieprzyca served as President and financial consultant to Pieprzyca Enterprises, Inc. d/b/a Rosati’s Pizza, an Illinois corporation. Rosati’s is a franchised pizzeria located in Crown Point, Indiana. Mr. Pieprzyca opened two pizzerias with the Rosati’s name in Northwest Indiana. In March 2001, Mr. Pieprzyca created Papreza’s Pizza, Inc., a Nevada corporation. Papreza’s Pizza, Inc., is a pizza carryout and delivery restaurant. In June 2004, Mr. Pieprzyca founded Paprezza Holdings, Inc. and current serves as the sole officer and director.

We presently do not pay our officers or directors any salary or consulting fee.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than James Pieprzyca.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

•	A verbal agreement with our outside auditors to perform auditing functions at their normal and customary rates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 26, 2006, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	James Pieprzyca 8 Mohansic Road Henderson, NV 89052	10,000,000	75.3%
Common Stock	All Officers and Directors as a Group (one person)	10,000,000	75.3%

(1)	The percent of class is based on 13,275,000 shares of common stock issued and outstanding as of January 26, 2006.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Description of Securities

Common Stock

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share. As of January 26, 2006, there were 13,275,000 shares of our common stock issued and outstanding held by thirty-one (31) stockholders of record.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Assuming that a quorum is present at any meeting, the election of directors by plurality vote means that the votes cast in favor exceed those votes cast against with abstentions not being calculated as a vote for or against. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorize 10,000,000 shares of preferred stock with no par value
As of January 26, 2006, there were no shares of our preferred stock issued and outstanding

Dividend Policy

To date, we have neither declared nor paid any dividends on our common stock, nor do we anticipate that dividends will be declared or paid in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

De Joya & Company, Certified Public Accountants and Consultants, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. De Joya & Company has presented their report with respect to our audited financial statements. The report of De Joya & Company is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We were incorporated on June 15, 2004, under the laws of the state of Nevada. On March 15, 2005, we entered into a stock purchase agreement and acquired all of the issued and outstanding shares of Papreza’s International Inc. (“International”), a Nevada corporation, in exchange for 5,000,000 shares of our common stock.

James Pieprzyca has been our president, treasurer, secretary and sole director since our inception.

Description Of Business

In General

We were incorporated on June 15, 2004, under the laws of the state of Nevada for the purpose of establishing and franchising a quality pizza carryout and delivery restaurant. Our principal offices are located at 8 Mohansic Road, Las Vegas, Nevada 89052. James Pieprzyca is our president, CEO, CFO, treasurer, secretary, and sole director.

On March 15, 2005, we entered into a stock purchase agreement and acquired all of the issued and outstanding shares of Papreza’s International Inc. (“International”), a Nevada corporation, in exchange for 5,000,000 shares of our common stock.

Our business model is focused on establishing franchisee restaurants under the name “Jimmy Z Pizza” that deliver quality pizza in a timely manner. This restaurant model includes a carryout and delivery-oriented store design with low capital requirements and a focused menu of pizza and complementary side items. Our earnings will be driven almost exclusively from franchisee fees based upon a combination of revenue generated at our franchise stores and fees paid for granting a franchise. We currently have not opened our pizza restaurant or established any franchises.

Our marketing plan is built around building name recognition for the Jimmy Z Pizza brand and attracting franchisees that can successfully operate a franchise store.

Compliance with Government Regulation

We are not aware of any existing or probable governmental regulation that will have a material impact on our company other that as set forth below.

Federal law requires only that a franchisor have two documents: a franchise agreement and a franchise offering circular. These documents must be presented to a prospective buyer before a franchise can be sold. In addition, several states require that the franchisor register these documents with a state agency.

We are not subject to any compliance with environmental laws.

Employees

We have no employees as of the date of this prospectus other than our sole officer, Mr. James Piepryzca. We conduct our business through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Competition

The pizza restaurant industry is intensely competitive with respect to price, service quality, location, ambiance and food quality, both within the casual dining segment and in general. We have many competitors such a Pizza Hut and Domino’s Pizza that have substantially greater financial and other resources and have better name recognition in the Las Vegas market. In addition, a great number of restaurants and other food and beverages service operations compete both directly and indirectly with us in many respects including, among other things, food quality and service, the price-value relationship, and locating qualified franchisees. There is no assurance that we will be able to compete successfully with our competitors.

Subsidiaries

Papreza’s International, Inc. is a wholly-owed subsidiary of ours that was incorporated under the laws of the state of Nevada. Other than disclosed, we have not formed any subsidiaries and have no ownership, either directly or indirectly, in any other company.

Patents and Trademarks

We do not own any interest in a patent, trademark, license, franchise, concession, or royalty agreement. We intend to file Trademark Registrations relating to the operation of Jimmy Z Pizza Restaurants.
Plan of Operations

For the next twelve months, we will require significant additional capital to establish and operate our initial restaurant location including costs of operation. As of September 30, 2005, our only asset was cash in the amount of $181. The completion of our business plan for the next 12 months is contingent upon us obtaining additional financing. In the event we are not able to obtain financing within the next 12 months, our business plan will be significantly delayed and we may be forced to cease operations. Management is currently working to raise additional capital. We do not have any formal commitments or arrangements for the advancement or loan of funds.

Plan of Operations for Site Development

During the first phase of our business plan, we will seek a location for the establishment of our initial restaurant location. Our management has identified a suitable location for our business purpose. In the event that we are successful raising additional financing, we intend to proceed with the purchase and/or lease of these premises provided that this property remains available. In the event that this property is leased or sold prior to us being able to secure these premises, our management anticipates that other properties in the same geographical area with similar characteristics and cost will be available. Given that many potential locations for our restaurant are not currently suitable for our business purpose, we anticipate that we will incur significant expenditures to remodel the facility. We anticipate that the costs to remodel a location for our business purpose or construct leasehold improvements will be approximately $105,000.

In the event that we are successful in raising additional financing and have either leased or purchased a property, we will proceed with phase two of our business plan which is to secure all requisite licenses and permits to commence operations. We anticipate that it will cost approximately $1,800 to secure all requisite permits and licenses. The process to apply and receive the appropriate permit and licenses is anticipated to take several months from the filing of the original application. A summary of the permits and licenses we will be required to obtain to conduct improvements on the property and commence operations are set forth in the table below.

Permits
Building Permit	$480.00
Electrical Permit	$240.00
Plumbing Permit	$100.00
Sign Permit	$150.00
Mechanical Permit	$560.00
Health Permit
Licenses
Occupational License	$147.00
Business License	$100.00
Total	$1777.00

Concurrent with obtaining all requisite licenses and permits to commence operations, we will need to purchase equipment to operate. We anticipate incurring expenditures in the amount of $118,000 to purchase all equipment required for operation.

Plan of Operation for Marketing

Over the next twelve months we plan to design and implement sales and marketing efforts in order to attract customers to our product and location when ordering pizza and potential franchisees who are seeking to operate a pizza restaurant. We are still in the process of developing our sales and marketing plans.

We intend to retain Francorp USA (“Francorp”), a consultant in the area of franchise development, to help us build our corporate infrastructure. Francorp can provide us with services including, but not limited to the following:
•	Advising us with respect to decisions on matters such as territory size, training programs, franchise fee, royalty and advertising fees;
•	Developing an Operations Manual describing in detail how the business functions;
•	Developing a Marketing Program; and
•	Training our personnel both in the practical aspects of selling franchises and in the observation of important legal requirements.

We anticipate that we will be able to begin a franchise sales program within approximately six months to one year after we retain Francorp or other consultant in the field.

The second phase of our marketing plan is to advertise to prospective franchisees. We intend to publish information about franchise opportunities to operate a Jimmy Z Pizza location on FranchiseGATOR.com. This website is an effective method to reach our target market, entrepreneurs seeking to purchase a franchise.

We will seeking franchisees with the following qualifications:

•	Minimum net worth of $250,000; and $250,000 per restaurant in cash, liquid assets, available financing, or a combination thereof
•	The prospective franchise group should have at least one partner with a successful business management background and one partner who qualifies as the Principal Operator.
•	The Principal Operator must live in the area to be developed throughout the term of the franchise group’s existence.
•
The Principal Operator must have prior fast food general management experience relative to the number of units to be developed and must own or have the right to acquire at least 5% equity in the business within 12 months of hire date.

•	A Personal Financial Statement and resume must be submitted for each member of the proposed franchise group; a resume must be submitted for the Principal Operator candidate.

Assuming that we are successful in raising additional financing, we anticipate that we will incur the following expenses over the next twelve months:

1.	$105,000 in connection with remodelling property locations;

2.	$1,800 in permit and licensing fees;

3.	$118,000 for purchase of equipment;

4.	$420,000 in connection with retaining consultants and implementing a marketing and sales plan;

5.	$50,000 in connection with general and administrative expenses; and

6.	$30,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934.

The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. As of June September 30, 2005, we had cash in the amount of $181. We have forecasted expenditures of approximately $725,000 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $725,000 to execute our business plan for the next twelve months. Management is currently working to raise additional capital. If we are unable to obtain additional financing, our business will fail. We do not have any formal commitments or arrangements for the advancement or loan of funds.

Results of Operations for Period Ending September 30, 2005

We were incorporated on June 15, 2004. We did not earn any revenues from inception through the period ending September 30, 2005.

We incurred operating expenses in the amount of $1,274 for the three months ended September 30, 2005, compared to $80,499 for the three months ended September 30, 2004. Our expenses incurred since incorporation are attributable to selling, general, and administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the implementation of our sales and marketing plan and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $99,595 for the period from inception on June 15, 2004 to September 30, 2005. Our loss was entirely attributable to operating expenses.

Liquidity and Capital Resources

We had cash of $181 as of September 30, 2005. We had a working capital deficit of $56,845 as of September 30, 2005.

As of September 30, 2005, we had insufficient capital to support our immediate and intermediate term cash requirements. We must raise additional capital to achieve our business goals and to continue operations. Management currently plans to raise additional capital following the completion of this registration statement. We plan to offer equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next 12 months, our operations will be limited.

We have not attained profitable operations and are dependent upon obtaining financing to continue operations. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

The Company’s offices are presently located at 8 Mohansic Road, Henderson, NV 89052. We do not own or lease any real estate property. The real estate we occupy is provided at no cost by our President. While limited in size, the Company’s present corporate office provides facilities suited to existing corporate development and marketing planning functions. As the Company grows, new premises will be required in order to provide the additional facilities needed for the implementation of the Company’s business plan and the commencement of ongoing corporate and administrative, marketing and sales, member support and technical operations functions. The Company does not plan to purchase and own any real estate at this present time.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters;
  Any relative or spouse of any of the foregoing persons who has the same house address as such person.
On March 15, 2005, we entered into a stock purchase agreement and acquired all of the issued and outstanding shares of Papreza’s International Inc. in exchange for 5,000,000 shares of our common stock. Following the execution of the stock purchase agreement on March 15, 2005, James Pieprzyca received 5,000,000 shares of our common stock in exchange for his holdings in Papreza’s International Inc.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that is subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-one (31) holders of record of our common stock.

Rule 144 Shares
We are registering 3,275,000 shares held by the selling shareholders listed in this prospectus. 5,000,000 of the remaining 10,000,000 shares of our common stock are available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The remaining 5,000,000 shares of our common stock will be available for resale to the public after March 15, 2006, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 132,750 shares as of the date of this prospectus, or;

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In order for us to pursue our business plan for the next twelve months, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for the fiscal year ended June 30, 2004 and June 30, 2005.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
James Pieprzyca	President, CEO, CFO, Secretary, Treasurer Director	2004 2005	$0 $0	$0 $0	$0 $0	0 0	0 0	0 0	0 0

We do not pay to our directors or officers any salary.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers during since our incorporation.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the period ended June 30, 2005, including:

F-1	Auditors' Report

F-2	Balance Sheet;

F-3	Statement of Operations;

F-4	Statement of Stockholders' Deficit;

F-5	Statement of Cash Flows; and

F-6-7	Notes to Consolidated Financial Statements.

2.	Unaudited consolidated financial statements for the period ended September 30, 2005, including:

F-8	Balance Sheet;

F-9	Statement of Operations;

F-10	Statement of Stockholders' Deficit;

F-11	Statement of Cash Flows; and

F-12	Notes to Consolidated Financial Statements.

De Joya Griffith & Company, LLC
Certified Public Accountants & Consultants
2425 W. Horizon Ridge Parkway
Henderson, Nevada 89052

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Paprezza Holdings, Inc.
(A Development Stage Company)
Henderson, Nevada

We have audited the accompanying balance sheet of Paprezza Holdings, Inc. (A Development Stage Company) as of June 30, 2005 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2005, from June 24, 2004 (Date of Inception) through June 30, 2004, and from June 24, 2004 (Date of Inception) through June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paprezza Holdings, Inc. (A Development Stage Company) as of June 30, 2005, and the results of its operations and cash flows for the year ended June 30, 2005, from June 24, 2004 (Date of Inception) through June 30, 2004, and from June 24, 2004 (Date of Inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States.

De Joya Griffith & Company, LLC
September 13, 2005
Las Vegas, Nevada

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2005

ASSETS

Current assets
Cash	$130
Total current assets	130

Total assets	$130

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$4,451
Related party note payable	51,250

Total current liabilities	55,701

Total liabilities	55,701

Stockholders' deficit
Preferred stock; $0.001 par value; 10,000,000 shares	--
authorized, none issued or outstanding
Common stock; $0.001 par value; 90,000,000 shares	13,275
authorized, 13,275,000 issued and outstanding
Additional paid in capital	29,475
Accumulated deficit during development stage	(98,321)
Total stockholders' deficit	(55,571)

Total liabilities and stockholders' deficit	$130

See Accompanying Report of Independent Registered Public Accounting Firm and Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			From June 24, 2004
			(Date of Inception)
	For the year ended	For the year ended	through
	June 30, 2005	June 30, 2004	June 30, 2005

Revenues	$--	$--	$--

Cost of revenues	--	--	--

Gross profit	--	--	--

Operating expenses
Selling general and administrative	98,321	--	98,321
Total operating expenses	98,321	--	98,321

Loss from operations	(98,321)	--	(98,321)

Provision for income taxes	--	--	--

Net loss	$(98,321)	$--	$(98,321)

Basic loss per common share	$(0.01)	$--	$(0.01)

Basic weighted average common
shares outstanding	8,086,253	--	8,086,253

See Accompanying Report of Independent Registered Public Accounting Firm and Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM JUNE 24, 2004 (DATE OF INCEPTION) THROUGH JUNE 30, 2005

				Accumulated	Total
	Common Stock		Additional	Deficit During	Stockholders'
	Shares	Amount	Paid-in Capital	Development Stage	Deficit
Balance, June 24, 2004 (Date of Inception)	--	$--	$--	$--	$--

Net loss	--	--	--	--	--

Balance, June 30, 2004	--	--	--	--	--

Issuance of common stock to founder for $0.001 per share	5,000,000	5,000	--	--	5,000

Issuance of common stock for $0.01 per share	3,275,000	3,275	29,475	--	32,750

Acquisition of subsidiary for $0.001 per share	5,000,000	5,000	--	--	5,000

Net loss	--	--	--	(98,321)	(98,321)

Balance, June 30, 2005	13,275,000	$13,275	$29,475	$(98,321)	$(55,571)

See Accompanying Report of Independent Registered Public Accounting Firm and Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

			From June 24, 2004
			(Date of Inception)
	For the year ended	For the year ended	Through
	June 30, 2005	June 30, 2004	August 31, 2004

Cash flows from operating activities:
Net loss	$(98,321)	$--	$(98,321)
Adjustments to reconcile net loss to net
cash provided (used) by operating activities:
Stock based expense related to acquisition	4,000	$--	$4,000
Change in operating assets and liabilities
Increase in accounts payable and accrued liabilities	4,451	--	4,451
Net cash used by operating activities	(89,870)	--	(89,870)

Cash flows from investing activities:
Cash acquired from acquisition of subsidiary	1,000	--	1,000
Net cash provided by investing activities	1,000	--	1,000

Cash flows from financing activities:
Proceeds from related parties notes payable	51,250	--	51,250
Proceeds from issuance of common stock	37,750	--	37,750
Net cash provided by financing activities	89,000	--	89,000

Net change in cash	130	--	130

Cash, beginning of period	--	--	--

Cash, end of period	$130	$--	$130

See Accompanying Report of Independent Registered Public Accounting Firm and Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Paprezza Holdings, Inc., (referred to as the “Company”) main business activity is to franchise pizza restaurants.

History - Paprezza Holdings, Inc. ( referred to as the “Company”) was incorporated in Nevada on June 24, 2004.

A Development Stage Company - The accompanying financial statements have been prepared in a accordance with the Statement of Financial Accounting Standards No. 7”According and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Definition of fiscal year - The Company’s fiscal year end is June 30.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - Financial accounting standards Statement No. 107, “Disclosure About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New accounting pronouncements - In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

New accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

2.	ACQUISITION OF SUBSIDIARY

On March 15, 2005, the Company entered into a stock sale agreement with Papreza International, Inc. where Paprezza Holdings, Inc. issued 5,000,000 shares in exchange for 100% ownership of Papreza International, Inc. Papreza International, Inc. had $1,000 in cash and no other tangible assets or liabilities prior to the stock sale agreement.

3.	RELATED PARTY TRANSACTIONS

As of June 30, 2005, the company had an unsecured, 10% note payable due to a shareholder of the company in the amount of $64,000.

4.	CAPITAL STOCK TRANSACTIONS

Preferred stock - The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2005, the Company had no shares of preferred stock issued or outstanding.

Common stock - The authorized common stock is 90,000,000 shares with a par value of $0.001. As of June 30, 2005, the Company had 13,275,000 shares of common stock issued and outstanding.

In October 2004, the Company issued 3,275,000 shares of common stock to thirty individuals for cash at $0.01 per share for a total of $32,750.

In July 2004, the Company had issued 5,000,000 shares of common stock to its founder for cash at $0.001 per share for a total of $5,000.

As discussed in note 2, the Company issued 5,000,000 shares of common stock for the acquisition of Papreza International, Inc.

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
SEPTEMBER 30, 2005
(UNAUDITED)

ASSETS

Current assets
Cash	$181
Total current assets

Total assets	$181

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$3,526
Related party note payable	53,500

Total current liabilities	57,026

Total liabilities	57,026

Stockholders' deficit
Preferred stock; $0.001 par value; 10,000,000 shares	--
authorized, none issued or outstanding
Common stock; $0.001 par value; 90,000,000 shares	13,275
authorized, 13,275,000 issued and outstanding
Additional paid in capital	29,475
Accumulated deficit during development stage	(99,595)
Total stockholders' deficit	(56,845)

Total liabilities and stockholders' deficit	$181

See Accompanying Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(UNAUDITED)

			From June 24, 2004
			(Date of Inception)
	For the three months ended	For the three months ended	through
	September 30, 2005	September 30, 2004	September 30, 2005

Revenues	$--	$--	$--

Cost of revenues	--	--	--

Gross profit	--	--	--

Operating expenses
Selling general and administrative	1,274	80,499	99,595
Total operating expenses	1,274	80,499	99,595

Loss from operations	(1,274)	(80,499)	(99,595)

Provision for income taxes	--	--	--

Net loss	$(1,274)	$(80,499)	$(99,595)

Basic loss per common share	$(0.00)	$(0.00)

Basic weighted average common		20,275,000
shares outstanding	13,275,000	--

See Accompanying Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM JUNE 24, 2004 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
(UNAUDITED)

				Accumulated	Total
	Common Stock		Additional	Deficit During	Stockholders'
	Shares	Amount	Paid-in Capital	Development Stage	Deficit
Balance, June 24, 2004 (Date of Inception)	--	$--	$--	$--	$--

Net loss	--	--	--	--	--

Balance, June 30, 2004	--	--	--	--	--

Issuance of common stock to founder for $0.001 per share	5,000,000	5,000	--	--	5,000

Issuance of common stock for $0.01 per share	3,275,000	3,275	29,475	--	32,750

Acquisition of subsidiary for $0.001 per share	5,000,000	5,000	--	--	5,000

Net loss	--	--	--	(98,321)	(98,321)

Balance, June 30, 2005	13,275,000	13,275	29,475	(98,321)	(55,571)

Net loss	--	--	--	(1,274)	(1,274)

Balance, September 30, 2005	13,275,000	$13,275	$29,475	$(99,595)	$(56,845)

See Accompanying Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)

			From June 24, 2004
			(Date of Inception)
	For the three months ended	For the three months ended	Through
	September 30, 2005	September 30, 2004	September 30, 2005

Cash flows from operating activities:
Net loss	$(1,274)	$(80,499)	$(99,595)
Adjustments to reconcile net loss to net
cash provided (used) by operating activities:
Stock based expense related to acquisition	--	--	4,000
Change in operating assets and liabilities
Increase in accounts payable and accrued liabilities	(925)	--	3,526
Net cash used by operating activities	(2,199)	(80,499)	(92,069)

Cash flows from investing activities:
Cash acquired from acquisition of subsidiary	--	--	1,000
Net cash provided by investing activities	--	--	1,000

Cash flows from financing activities:
Proceeds from related parties notes payable	2,250	51,250	53,500
Proceeds from issuance of common stock	--	37,750	37,750
Net cash provided by financing activities	2,250	89,000	91,250

Net change in cash	51	8,501	181

Cash, beginning of period	130	--	--

Cash, end of period	$181	$8,501	$181

See Accompanying Notes to Financial Statements

PAPREZZA HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

1.    BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

The interim financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of Paprezza Holdings, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2005 and the results of operations presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$4
Federal Taxes	$	Nil
State Taxes and Fees	$	Nil
Transfer Agent Fees		$1,000
Accounting fees and expenses		$5,000
Legal fees and expenses		$20,000
Total		$26,004

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

We issued 5,000,000 shares of common stock on July 1, 2004 to Mr. James Pieprzyca, our president, chief financial officer and sole director. Mr. Pieprzyca acquired these shares at a price of $0.001 per share. We received $5,000 from this issuance. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

We completed an offering our common stock at a price of $0.01 per share to a total of thirty purchasers in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. Upon closing on October 24, 2004, we issued 3,275,000 shares of our restricted common stock at the price of $0.01 per share for total proceeds of $32,750 to a total of 30 purchasers. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On March 15, 2005, we issued 5,000,000 shares of our common stock in consideration for all of the issued and outstanding shares of Papreza’s International Inc. (“International”), a Nevada corporation. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. We did not engage in any general solicitation or advertising. The stock certificates issued had the appropriate legends affixed to the restricted stock.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Sample Share Certificate
5.1	Opinion of Cane Clark LLP, with consent to use
10.1	Stock Purchase Agreement dated March 15, 2005
21.1	List of Subsidiaries
23.1	Consent of De Joya & Company, Certified Public Accountants and Consultants

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on January 26, 2006.

                PAPREZZA HOLDINGS, INC.

       By:                          /s/ James Pieprzyca
                            James Pieprzyca
 President, Chief Executive Officer, Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

      By:                        /s/ James Pieprzyca
                            James Pieprzyca
 President, Chief Executive Officer, Chief Financial Officer and Director
 January 26, 2006